EXHIBIT 3.1

CERTIFICATE
OF INCORPORATION OF
SPACEDEV, INC.

ARTICLE I

The name of the corporation is SpaceDev, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901.  The name of its registered agent at such address shall be National Corporate Research, Ltd.

The name and mailing address of the incorporator are as follows:

Richard B. Slansky
13855 Stowe Drive
Poway, CA 92064

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

(A)           Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 110,000,000 shares, of which 100,000,000 shares shall be Common Stock, $0.0001 par value per share and 10,000,000 shares shall be Preferred Stock, $0.001 par value per share.

(B)           Preferred Stock.  The Preferred Stock authorized by this Certificate of Incorporation (the “Certificate”) may be issued from time to time in one or more series. 250,000 shares of the Preferred Stock of the Corporation shall be designated as Series C Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”).  5,500 shares of the Preferred Stock of the Corporation shall be designated as Series D-1 Amortizing Convertible Perpetual Preferred Stock (the “Series D-1 Preferred Stock”).  The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of Preferred Stock by filing a certificate pursuant to the applicable law of the state of Delaware (a “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and fix the designation, powers, preferences and rights of each such series, and any qualifications, limitations or restrictions thereof.   The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holders is required pursuant to the terms of Article IV(C), Article IV(D), or any Certificate of Designation. The powers, preferences, rights and restrictions granted to and imposed on the Series C Preferred Stock and the Series D-1 Preferred Stock, respectively (collectively, the “Preferred Stock”), are as set forth below in Article IV(C) and Article IV(D), and in all regards such powers, preferences, rights and restrictions are subject to the powers, preferences, rights and restrictions of any one or more series of Preferred Stock that may from time to time in the future come into existence.

(C)           Series C Preferred Stock.  For all purposes of Article IV(C), except as otherwise expressly provided or unless the context otherwise requires all references in this Article IV(C) to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Article IV(C).  Defined terms used in this Article IV(C) shall have the meanings assigned to them in this Article IV(C).

1.           Stated Value.    Each share of Series C Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Stated Value”).  The Series C Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory cash redemption by the holders of Series C Preferred Stock.

2.           Ranking.  The Series C Preferred Stock shall rank (i) before the Corporation’s Common Stock; and (ii) on a parity with the Corporation’s Series D-1 Preferred Stock.  All equity securities of the Corporation to which the Series C Preferred Stock ranks prior (whether with respect to liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to in this Article IV(C) as the “Junior Securities.”  All equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity (whether with respect to liquidation, dissolution, winding up or otherwise), including the Series D-1 Preferred Stock, are collectively referred to in this Article IV(C) as the “Pari Passu Securities.”  For the avoidance of doubt, a series of shares of Preferred Stock of the Corporation that are of equal rank with the Series D-1 Preferred Stock as to payments of Liquidation Funds (as defined in Article IV(D)) designated and issued in accordance with Section 4.24 of the Purchase Agreement (as defined in Article IV(D)), shall, if so designated and issued, to the extent provided in the Certificate of Designation with respect to such series, constitute Pari Passu Securities with respect to the Series C Preferred Stock.  All equity securities of the Corporation to which the Series C Preferred Stock ranks junior (whether with respect to liquidation, dissolution, winding up or otherwise), are collectively referred to in this Article IV(C) as the “Senior Securities”.  The respective definitions of Junior Securities, Pari Passu Securities and Senior Securities shall also include any rights, options or warrants exercisable for any of the Junior Securities, Pari Passu Securities and Senior Securities, as the case may be.  The Series C Preferred Stock shall be subject to the creation of Junior Securities, Pari Passu Securities and Senior Securities. Notwithstanding the immediately foregoing, in no event shall the Corporation issue or authorize for issuance any Senior Securities or Pari Passu Securities without the prior express written consent of each holder of Series C Preferred Stock.

3.           Dividends.

(a)           Subject to Section 11(h) of Article IV(D), the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive quarterly preferential dividends at a rate equal to six and eighty-five one hundredths percent (6.85%) per annum (the “Dividend Rate”) (each, a “Dividend”) in cash, out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of Junior Securities presently authorized or to be authorized.  From and after August 25, 2004, dividends shall accrue on the Stated Value of each share of Series C Preferred Stock (which shall include for all dividend accrual and accumulation purposes, on a tacked basis, shares of Series C Cumulative Convertible Preferred Stock of the Corporation’s Colorado predecessor) then outstanding and be distributed quarterly commencing January 1, 2005 and on the first business day of each consecutive calendar quarter  thereafter (each a “Dividend Payment Date”).  If subject to the provisions hereof, Dividend distributions are made in fully paid and non-assessable registered shares of the Corporation’s Common Stock at the Fixed Conversion Price (as defined herein) then in effect, issuance of such shares of the Corporation’s Common Stock shall constitute full payment of such Dividend.

(b)           Dividends on the Series C Preferred Stock shall be cumulative from and after the date of issuance thereof (or of, on a tacked basis, shares of Series C Cumulative Convertible Preferred Stock of the Corporation’s Colorado predecessor), whether or not earned, so that, if any time cumulative dividends on all outstanding shares of the Series C Preferred Stock then outstanding shall not have been paid or declared and set apart for payment as set forth herein, or if the full dividend on all such outstanding Series C Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series C Preferred Stock or Pari Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Securities and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Securities.

3.1           Payment of Dividends in Cash or Common Stock.

(a)           By the fifth (5th) business day before the last day of each calendar quarter (the “Notice Date”), each holder of Series C Preferred Stock shall deliver to Corporation a written notice in the form provided by the Corporation converting the Dividend distributable to the holder of Series C Preferred Stock on the next Dividend Payment Date in either cash or Common Stock (each, a “Distribution Notice”).  If a Distribution Notice is not delivered by the holder of Series C Preferred Stock on or before the applicable Notice Date for such Dividend payment, then the Corporation shall make the distribution of the Dividend due on such Dividend Payment Date in cash.  Any Dividend paid in cash on a Dividend Payment Date shall be paid to the holder of Series C Preferred Stock an amount equal to 100% of such Dividend due the holder of Series C Preferred Stock on such Dividend Payment Date.  If, subject to the terms hereof, the holder of Series C Preferred Stock converts the quarterly Dividend into shares of Common Stock, the number of such shares to be issued by the Corporation to the holder on such Dividend Payment Date shall be the number determined by dividing (x) the portion of the Dividend amount to be paid in shares of Common Stock, by (y) the then applicable Fixed Conversion Price.  For purposes hereof, the initial “Fixed Conversion Price” means $1.54.

(b)           Dividend Conversion Guidelines.  Subject to Sections 3.1(a), 3.1(b), and 3.2 hereof, the Dividend due on each Dividend Payment Date shall be paid in shares of Common Stock if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the 20 trading days immediately preceding such Dividend Payment Date was greater than or equal to 120% of the Fixed Conversion Price, provided, however, that such stock Dividend shall not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 20 trading day period immediately preceding delivery of a Distribution Notice to the Corporation.  Any part of the Dividend due on a Dividend Payment Date that is not payable in shares of Common Stock pursuant to this Section 3.1(b) shall be paid by the Corporation in cash on such Dividend Payment Date. Any part of the Dividend due on such Repayment Date which must be paid in cash (as a result of the average closing price of the Common Stock for the 20 trading days preceding the applicable Dividend Payment Date being less than 120% of the Fixed Conversion Price) shall be paid in cash at the rate of 100% of the Dividend otherwise due on such Dividend Payment Date, within 3 business days of the applicable Dividend Payment Date.

3.2           No Effective Registration.  Notwithstanding anything to the contrary herein, Section 3.1(b) hereof shall not apply unless (i) either (x) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists or (y) an exemption from registration of such Common Stock is available pursuant to Rule 144 of the Securities Act.

3.3           Optional Redemption.

(a)           If (i) the Corporation shall not have registered the shares of the Corporation’s Common Stock underlying the outstanding Series C Preferred Stock and those certain warrants issued to the holders of the Corporation’s Colorado predecessor’s Series C Cumulative Convertible Preferred Stock simultaneously with the issuance of the Corporation’s Colorado predecessor’s Series C Cumulative Convertible Preferred Stock, on a registration statement declared effective by the Securities and Exchange Commission (the “SEC”) or if such registration statement shall have been declared effective but then fails to be effective for any reason, or (ii) the closing market price (the “Market Price”) of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for any of the 22 trading days immediately preceding a Redemption Payment Date does not exceed the then applicable Fixed Conversion Price by at least 15.00%,  then the Corporation will have the option of repurchasing the Series C Preferred Stock in whole or in part (“Optional Redemption”) by paying to the holder of Series C Preferred Stock a sum of money equal to 115% of the Stated Value of each share of Series C Preferred Stock to be redeemed together with accrued but unpaid dividends  thereon and any and all other sums due, accrued or payable to the holder of Series C Preferred Stock arising under the Series C Preferred Stock to be redeemed (the “Below Market Redemption Amount”) on the day written notice of redemption (the “Below Market Notice of Redemption”) is given to the holder of Series C Preferred Stock. The Notice of Redemption shall specify the date for such Optional Redemption (the “Below Market Redemption Payment Date”) which date shall be 10 days after the date of the Notice of Redemption (the “Below Market Redemption Period”).

(b)           If (i) the Corporation shall have registered the shares of the Corporation’s Common Stock underlying the outstanding Series C Preferred Stock and those certain warrants issued to the holders of the Corporation’s Colorado predecessor’s Series C Cumulative Convertible Preferred Stock simultaneously with the issuance of the Corporation’s Colorado predecessor’s Series C Cumulative Convertible Preferred Stock, on a registration statement declared effective by the SEC and such registration statement remains effective on the Redemption Payment Date and (ii) the Market Price for each of the 22 trading days immediately preceding a Redemption Payment Date exceeds the then applicable Fixed Conversion Price by at least 15.00%,  then the Corporation will have the option of repurchasing the Series C Preferred Stock in whole or in part (“Optional Redemption”) by paying  to the holder of Series C Preferred Stock a sum of money equal to 100% of the Stated Value of each share of Series C Preferred Stock to be redeemed together with accrued but unpaid dividends  thereon and any and all other sums due, accrued or payable to the holder of Series C Preferred Stock arising under the Series C Preferred Stock to be redeemed on the day written notice of redemption (the “Above Market Notice of Redemption”) is given to the holder of Series C Preferred Stock (the “Above Market Redemption Amount”) provided, however, that the Above Market Redemption Amount shall not exceed 50% of the aggregate dollar trading volume of the Corporation’s Common Stock on the Principal Market  during the 22 trading days preceding the delivery of any Above Market Notice of Redemption. The Above Market Notice of Redemption shall specify the date for such Optional Redemption (the “Above Market Redemption Payment Date”) which date shall be 10 days after the date of the Above Market Notice of Redemption (the “Above Market Redemption Period”).

(c)           Neither a Below Market Notice of Redemption nor an Above Market Notice of Redemption shall be effective with respect to any portion of the Series C Preferred Stock for which the holder of Series C Preferred Stock has a pending election to convert pursuant to Section 3.1, or for conversions elected to be made by the holder of Series C Preferred Stock pursuant to Section 3.1 during either of the Below Market Redemption Period or the Above Market Redemption Period.  Each of the Below Market Redemption Amount and/or the Above Market Redemption Amount shall be determined as if such holder’s conversion elections had been completed immediately before the date of the respective Notice of Redemption. On each respective Below Market Redemption Date or the Above Market Redemption Date, as applicable, the appropriate redemption amount must be paid in good funds to the holder of Series C Preferred Stock.  In the event the Corporation fails to pay such appropriate redemption amount on the respective Below Market Redemption Payment Date or Above Market Redemption Payment Date, then the redemption notice delivered in respect of such redemption will be null and void.  All shares of the Series C Preferred Stock redeemed or repurchased pursuant to this Section 3.3 shall be retired and restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as any series of preferred stock.

4.           Liquidation Rights.

(a)           Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Securities, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series C Preferred Stock then outstanding and all accrued and unpaid Dividends to and including the date of payment thereof.  Upon the payment in full of all amounts due to the holders of Series C Preferred Stock and any Pari Passu Securities, the holders of the Common Stock of the Corporation and any other class of Junior Securities shall receive all remaining assets of the Corporation legally available for distribution.  If the assets of the Corporation available for distribution to the holders of Series C Preferred Stock and any Pari Passu Securities shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series C Preferred Stock and any Pari Passu Securities upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed ratably among the holders of Series C Preferred Stock and any Pari Passu Securities in accordance with the amount that would have been payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and the holders of outstanding shares of such Pari Passu Securities are entitled were paid in full.

(b)           Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this Section 4.

5.           Conversion of Series C Preferred Stock into Common Stock.  Shares of Series C Preferred Stock shall have the following conversion rights and obligations:

(a)           Subject to the further provisions of this Section 5, each holder of shares of Series C Preferred Stock shall have the right at any time commencing after the issuance of the Series C Preferred Stock to such holder to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as further subject to the limitation set forth in Section 5(a) below) at the Conversion Price provided in Section 3.1(a).  All issued or accrued but unpaid Dividends may be converted at the election of the holder of Series C Preferred Stock simultaneously with the conversion of the Series C Preferred Stock being converted. Notwithstanding anything contained herein to the contrary, no holder of Series C Preferred Stock shall be entitled to convert into Common Stock pursuant to the terms of this Section 5(a) that amount of the Series C Preferred Stock which would result in such holder’s beneficial ownership (as defined below) of the Corporation’s Common Stock being in excess of 4.99% of the outstanding shares of Common Stock of the Corporation.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13d-3 thereunder.  Subject to the foregoing, a holder of Series C Preferred Stock shall not be limited to aggregate conversions of only 4.99%.  A holder of Series C Preferred Stock may void, as to such holder, the conversion limitation described in this Section 5(a) upon 75 days prior notice to the Corporation.

(b)           The number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock shall equal (i) the sum of (A) the Stated Value per share, as amended pursuant to Section 5 hereof, and (B) at the election of the holder of Series C Preferred Stock, accrued and unpaid Dividends on such shares of Series C Preferred Stock, divided by (ii) the then applicable Fixed Conversion Price.

(c)           The holder of any certificate for shares of Series C Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into common stock by delivering, along with the certificate(s) representing the shares of Series C Preferred Stock to be converted if requested by the Corporation, an executed and completed notice of conversion (“Notice of Conversion”) to the Corporation (the “Conversion Date”).  Each date on which a notice of conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date.  The Corporation will cause the transfer agent to transmit the certificates representing the shares of the Corporation’s Common Stock issuable upon conversion of the Series C Preferred Stock (and a certificate representing the balance of the Series C Preferred Stock not so converted, if requested by Purchaser) to the holder by (i) to the extent permitted by the transfer agent for the Common Stock, crediting the account of the holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, or (ii) otherwise, by delivery to the holder of a stock certificate representing such shares of Common Stock, within 3 business days after receipt by the Corporation of the Notice of Conversion and the certificate(s) representing the shares of Series C Preferred Stock to be converted (the “Delivery Date”).  The Corporation shall deliver to the holder simultaneously with the aforedescribed Common Stock, at the election of the holder, any additional shares of Common Stock representing the conversion (at the applicable Fixed Conversion Price), of any accrued and undistributed Dividends on the outstanding Series C Preferred Stock. The Corporation shall not be required, in connection with any conversion of Series C Preferred Stock and payment of Dividends on Series C Preferred Stock to issue a fraction of a share of its Series C Preferred Stock and shall instead deliver a stock certificate representing the next whole number. The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series C Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series C Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

(d)           The Corporation understands that a delay in the delivery of the Common Stock in the form required pursuant to this Section 5 beyond the Delivery Date could result in economic loss to the holder.  In the event that the Corporation fails to direct its transfer agent to deliver the Common Stock to the holder within the time frame set forth in Section 5 and the Common Stock is not delivered to the holder by the Delivery Date, as compensation to the holder for such loss, the Corporation agrees to pay late payments to the holder for late issuance of the Common Stock in the form required pursuant to this Section 5 in the amount equal to $500 per business day after the Delivery Date.  The Corporation shall pay any payments incurred under this Section 5 in immediately available funds upon demand. Notwithstanding the foregoing, the Corporation shall not owe the holder any late fees set forth in this Section 5(d)  if  (i) the delay in the delivery of the Series C Preferred Shares beyond the Delivery Date is solely out of the control of the Corporation (as determined in good faith by the holder and the Corporation), (ii) the Corporation is utilizing its best efforts to actively attempt to cure the cause of the delay or (iii) the delay is the result of the exhaustion of all registered shares of Common Stock issuable upon conversion of the Preferred Stock or payment of dividends on the Preferred Stock if the Corporation is in the process of registering additional shares of Common Stock for such purpose.

(e)           Upon the conversion of any shares of Series C Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any Dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

6.           Adjustments to the Fixed Conversion Price.  The Fixed Conversion Price determined pursuant to Section 3.1(a) shall be subject to adjustment from time to time as follows:

(a)           Dividends.                                If the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than (i) the Series C Preferred Stock or (ii) any Pari Passu Securities,  (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller or greater number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Fixed Conversion Price shall be adjusted proportionately so that the holders of Series C Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series C Preferred Stock been converted immediately before the happening of such event (or any record date with respect thereto).  Such adjustment shall be made when any of the events listed above shall occur. For the purposes hereof, any adjustment made to the Fixed Conversion Price pursuant to this Section 6(a) shall take effect on the date of occurrence of the events set forth herein.

(b)           Share Issuances. Subject to the provisions of this Section 6, if the Corporation shall at any time issue any shares of the Corporation’s Common Stock or securities convertible into the Corporation’s Common Stock except (i) to the holders of Series C Preferred Stock; (ii) pursuant to options, warrants, or other obligations of the Corporation’s Colorado predecessor to issue shares outstanding on August 25, 2004 as disclosed to Holder in writing; (iii) pursuant to options that may be issued under any stock option plan or stock option arrangement adopted by the Corporation; or (iv) pursuant to stock granted under the revolving credit facility on September 29, 2006, for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price applicable hereunder shall be immediately reset to such lower Offer Price at the time of issuance of such securities.   For purposes hereof, the issuance of any security of the Corporation convertible into or exercisable or exchangeable for the Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

(c)           Mergers.  In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then as part of such merger, lawful provision shall be made so that holders of Series C Preferred Stock shall thereafter have the right to convert each share of Series C Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been convertible by the holder immediately before such consolidation or merger.  Such provision shall also provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.  The foregoing provisions of this Section 6(c) shall similarly apply to successive mergers.

(d)           Sale of Assets, etc.   In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of Series C Preferred Stock shall thereafter have the right to convert each share of the Series C Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately before such conveyance.

(e)            Adjustment of Fixed Conversion Price. Whenever the number of shares to be issued upon conversion of the Series C Preferred Stock is required to be adjusted as provided in this Section 6, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based; and the Corporation shall mail to each holder of record of Series C Preferred Stock notice of such adjusted conversion price.

(f)           Record Date.  If, at any time, the Corporation shall propose to take any action set forth in Sections 6(a), 6(b), 6(c), 6(d) or begin the voluntary dissolution, liquidation or winding-up of the Corporation; then, and in any one or more of said cases, the Corporation shall cause at least 15 days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series C Preferred Stock and to the holders of record of the Series C Preferred Stock.

7.           Authorized Shares. So long as any shares of Series C Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions hereof, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

8.           Overall Limit on Common Stock Issuable. The number of shares of Common Stock issuable by the Corporation and acquirable by a holder of Series C Preferred Stock under all securities issued by the Corporation to the holder, shall not exceed 19.99% of the then outstanding shares of the Corporation’s Common Stock, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the “Maximum Common Stock Issuance”), at a price below $1.50 (closing price on day of closing or the average of the closing prices for the five days before closing) unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation’s stockholders provided, however, that any shares of Common Stock issued to a holder of Series C Preferred Stock upon conversion of convertible securities or upon exercise of warrants and subsequently sold by the holder shall be excluded from the calculation of the aggregate  Maximum Common Stock Issuance.  If at any point in time and from time to time the number of shares of Common Stock issued pursuant to conversion of the Preferred Stock, together with the number of shares of Common Stock that would then be issuable by the Corporation in the event of the conversion or exercise of all other securities issued by the Corporation, would exceed the Maximum Common Stock Issuance but for this Section, the Corporation shall promptly call a stockholder meeting to obtain stockholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance if required by the American Stock Exchange or other applicable trading market’s listing requirements.

9.           Voting Rights.  The shares of Series C Preferred Stock shall not have voting rights.

10.           Deemed Ownership.  In the case of the exercise of the conversion rights or in the case of payment of the Dividend in Common Stock as set forth herein, the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion or on the Dividend Payment Date if the Dividend is paid in shares of Common Stock, as the case may be.  The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock.

11.           Status of Converted or Redeemed Stock. In case any shares of Series C Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series C Preferred Stock.

(D)           Series D-1 Preferred Stock.  For all purposes of Article IV(D), except as otherwise expressly provided or unless the context otherwise requires all references in this Article IV(D) to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Article IV(D).  Defined terms used in this Article IV(D) shall have the meanings assigned to them in this Article IV(D).

1.           Definitions.  For the purposes of Article IV(D), the following terms shall have the following meanings:

“Additional Series D Preferred Stock” means shares of Series D Preferred Stock issued on a Subsequent Issue Date.

“Alternate Consideration” shall have the meaning set forth in Section 8(c).

“Amortization Price” means the average of the VWAPs for the 10 Trading Days immediately before the Monthly Optional Redemption Date.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall have the meaning given in Section 13(d).

“Buy-In” shall have the meaning set forth in Section 7(d)(iii).

“Change of Control Transaction” means the occurrence after the Original Issue Date of any of (i) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (ii) the Corporation or any Subsidiary merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation or any Subsidiary and, after giving effect to such transaction, the stockholders of the Corporation immediately before such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers directly or through its Subsidiaries all or substantially all of its assets (on a consolidated basis) to another Person or Persons in a single transaction or a series of related transactions and the stockholders of the Corporation immediately before such transaction or transactions own (directly or indirectly) less than 66% of the aggregate voting power of the acquiring entity or entities immediately after the transaction or series of transactions, (iv) a replacement at one time or within a one year period of more than one half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the Original Issue Date (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the Original Issue Date) (treating the Corporation and its Colorado predecessor as a single corporation for this purpose), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).  In no event shall the consummation of the transactions contemplated by the Starsys Merger Agreement be deemed a Change of Control Transaction.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and capital stock of any other class into which the Common Stock may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the aggregate Stated Value of the Series D-1 Preferred Stock at issue.

“Conversion Date” shall have the meaning set forth in Section 7(a).

“Conversion Price” shall have the meaning set forth in Section 7(b).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series D-1 Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of Conversion Shares (including any shares of common stock of the Corporation’s Colorado predecessor, which shares have thereafter been converted into Common Stock), and other shares issuable pursuant to the Transaction Documents by the Holder, who shall be named as a “selling stockholder” in the prospectus, as supplemented from time to time, which forms a part thereof, all as provided in, and subject to the terms and conditions of, the Registration Rights Agreement.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” means each calendar quarter; provided that the initial Dividend Period for any shares of Series D-1 Preferred Stock shall be the Issue Date thereof to and including the last day of the calendar quarter in which such Issue Date occurs.

“Dividend Price” means the arithmetic mean of the VWAPs for the 10 Trading Days immediately before the Dividend Payment Date.

“Dividend Share Amount” shall have the meaning set forth in Section 4(a).

“Effective Date” means with respect to a Conversion Shares Registration Statement, the date that such Conversion Shares Registration Statement becomes effective.

“Equity Conditions” shall mean, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of Holders, if any, (ii) all liquidated damages and other amounts owing to Holders in respect of the Series D Preferred Stock shall have been paid; (iii) there is an effective Conversion Shares Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder (as the same may have been amended from time to time) to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (other than shares of Common Stock relating to unissued shares of Additional Series D Preferred Stock and unissued Warrants), and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future, (iv) the Common Stock is trading on a Trading Market and all of the shares of Common Stock issuable pursuant to the Transaction Documents (other than shares relating to unissued shares of Series D Preferred Stock) are listed for trading on a Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of the Minimum Number of shares of Common Stock issuable pursuant to the Transaction Documents, (vi) there is then existing no Triggering Event or event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (vii) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 7(c), (viii) for a period of 20 consecutive Trading Days immediately before the applicable date in question, the daily average dollar volume for the Common Stock on the Trading Market exceeds $100,000 per Trading Day with a VWAP for each such Trading Day equal to or greater than $1.50 per share (subject to adjustment for forward and reverse stock splits and the like) and (ix) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forced Conversion Notice” has the meaning set forth in Section 10.

“Forced Conversion Notice Date” has the meaning set forth in Section 10.

“Fundamental Transaction” shall have the meaning set forth in Section 8(c).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Holder” and “Holders” shall have the meaning given such terms in Section 3.

“Issue Date” means with respect to any shares of Series D Preferred Stock (which shall include, on a tacked basis, shares of Series D-1 Amortizing Convertible Perpetual Preferred Stock or other “Series D” preferred stock of the Corporation’s Colorado predecessor), the date such share is originally issued.

“LIBOR”  means, for each Dividend Period (i) the six-month London Interbank Offered Rate for deposits in U.S. dollars, as shown on the Trading Day immediately before the beginning of such Dividend Period in The Wall Street Journal (Eastern Edition) under the caption “Money Rates - London Interbank Offered Rates (LIBOR)”; or (ii) if The Wall Street Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, the Trading Day immediately before the beginning of such Dividend Period, provided that if at least two rates appear on the Reuters Screen LIBO Page on any such Trading Day, the “LIBOR” for such day shall be the arithmetic mean of such rates.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other transfer restriction other than restrictions intended to secure compliance with applicable securities laws.

“Liquidation” shall have the meaning given such term in Section 6.

“Liquidation Funds” has the meaning set forth in Section 6.

“Maximum Rate” means, with respect to any rate or amount, the maximum rate or amount, as the case may be, permitted by applicable law.

“Minimum Number” means as of any date, the maximum aggregate number of shares of Common Stock then issuable or potentially issuable in the future pursuant to the Transaction Documents including any underlying shares issuable upon exercise or conversion in full of all Warrants, Preferred Stock Warrants and outstanding shares of Series D Preferred Stock, ignoring any conversion or exercise limits set forth herein or therein, and assuming that any previously unconverted shares of Series D Preferred Stock are held until the third anniversary from the date of determination and all dividends (assuming LIBOR and VWAP stay fixed at the rate in effect as of the date of determination) are paid in shares of Common Stock until such third anniversary, ignoring the limitation on the number of shares of Common Stock issuable hereunder or thereunder.

“Monthly Optional Redemption Amount” means with respect to all shares of Series D-1 Preferred Stock, 1/54th of the aggregate Stated Value of the shares of Series D-1 Preferred Stock issued on such date.

“Monthly Optional Redemption Date” has the meaning set forth in Section 9(d).

“Monthly Optional Redemption Notice” has the meaning set forth in Section 9(d).

“Monthly Optional Redemption Notice Date” has the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning given such term in Section 7(a).

“Optional Redemption” shall have the meaning set forth in Section 9(a).

“Optional Redemption Date” shall have the meaning set forth in Section 9(a).

“Optional Redemption Amount” shall mean with respect to a share of Series D-1 Preferred Stock, the sum of (a) (i) 115%, if the Optional Redemption Date is before the 9-month anniversary of the Issue Date, (ii) 110%, if the Optional Redemption Date is on or after the 9-month anniversary of the Issue Date but before the 24-month anniversary of the Issue Date and (iii) 100% if the Optional Redemption Date is on or after the 24-month anniversary of the Issue Date, in each case of the Stated Value of such share of Series D-1 Preferred Stock to be redeemed, (b) accrued but unpaid dividends on such share of Series D-1 Preferred Stock and (c) all liquidated damages and other amounts due in respect of such share of Series D-1 Preferred Stock.

“Original Issue Date” shall mean the date of the issuance of the first shares of the Series D-1 Preferred Stock (which shall include, on a tacked basis, shares of Series D-1 Amortizing Convertible Perpetual Preferred Stock of the Corporation’s Colorado predecessor).

“Pari Passu Shares” has the meaning set forth in Section 3.

“Permitted Indebtedness” shall mean (a) the indebtedness of the Corporation (as successor to the Corporation’s Colorado predecessor) and its Subsidiaries existing on the Original Issue Date; (b) indebtedness for borrowed money however denominated and preferred stock or debt securities, payment of which is expressly subordinate to the Series D Preferred Stock; (c) capitalized lease obligations; (d) the Starsys Bank Debt and until July 22, 2006, up to $250,000 of Stockholder Loans (as that term is defined in the Starsys Merger Agreement); (e) Series D Preferred Stock; and (f) indebtedness incurred to finance a specific project or contract of the Corporation, provided such project or contract is related to the Corporation’s business, is approved by the Corporation’s Board of Directors as in the best interest of the Corporation, and does not exceed 15% of the amount of such project or contract and, if secured, is secured solely by assets of such project or contract and not the assets generally used by the Corporation in its operations; (g) indebtedness to finance an acquisition provided such acquisition is of assets or a business which is synergistic with the business of the Corporation, is approved by the Corporation’s Board of Directors as in the best interest of the Corporation, is accretive to the Corporation and, if such indebtedness is secured, is secured solely by assets acquired; and (h) indebtedness by and between a Subsidiary and the Corporation.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in accordance with GAAP and (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; (c) Liens on assets of Starsys securing the Starsys Bank Debt; (d) Liens securing indebtedness under clauses (a), (c) and (d) of the definition of Permitted Indebtedness; (e) Liens under government contracts entered into in the ordinary course of business; (f) Liens on assets of the specific project or contract to secured indebtedness under clause (f) of the definition of Permitted Indebtedness; and (g) Liens on assets acquired to secured acquisition indebtedness under clause (g) of the definition of Permitted Indebtedness.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Preferred Stock Warrant” shall have the meaning given in the Purchase Agreement.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, to which the Corporation (as successor to the Corporation’s Colorado predecessor) and the Holders on the Original Issue Date are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchaser” or “Purchasers” means the parties to the Purchase Agreement other than the Corporation’s Colorado predecessor, and any permitted assignee of such party.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Corporation (as successor to the Corporation’s Colorado predecessor) and the Holders on the Original Issue Date are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities” means, without duplication, the Series D Preferred Stock, the Warrants, the Preferred Stock Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series D Preferred Stock” means this Series D-1 Preferred Stock plus such additional consecutively numbered Series D denominated Preferred Stock of the Corporation which the Board of Directors shall authorize and designate from time to time pursuant to the Transaction Documents.

“Series D Preferred Stock Register” shall have the meaning given in Section 13(c).

“Share Delivery Date” shall have the meaning given such term in Section 7(d).

“Significant Subsidiary” shall have the meaning given to such term in the definition of “Bankruptcy Event” in this Section 1.

“Starsys” means Starsys Research Corporation, a Colorado corporation.

“Starsys Bank Debt” means the indebtedness (including related amounts) of Starsys  to Vectra Bank Colorado existing at the time of the merger of Starsys with a subsidiary of the Corporation’s Colorado predecessor pursuant to and in accordance with the Starsys Merger Agreement.

“Starsys Merger” means the merger contemplated by the Starsys Merger Agreement.

“Starsys Merger Agreement” means the Agreement and Plan of Merger and Reorganization dated as of October 24, 2005 by and among the Corporation’s Colorado predecessor, Monoceros Acquisition Corporation, a wholly-owned subsidiary of the Corporation’s Colorado predecessor, Starsys and its key stockholders and stockholder agent.

“Stated Value” shall have the meaning given such term in Section 2.

“Subsequent Issue Date” means any Issue Date other than the Original Issue Date.

“Subsidiary” means any subsidiary of the Corporation.

“Threshold Period” has the meaning set forth in Section 10.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“Triggering Event” shall have the meaning set forth in Section 11(a).

“Triggering Redemption Amount” for each share of Series D-1 Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Conversion Price, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of such share of Series D-1 Preferred Stock except in the case of a Triggering Event described in clause (xiii) of Section 11(a), the Triggering Redemption Amount for each share of Series D-1 Preferred Stock shall be the sum of (x) 100% of the Stated Value, (y) all accrued but unpaid dividends thereon and (z) all liquidated damages and other amounts due in respect of such share of Series D-1 Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 11(b).

“Variable Rate Transaction” means any transaction in which the Corporation issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Corporation or the market for the Common Stock or (b) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Corporation may sell securities at a price determined or determinable after the date of the applicable agreement.  For avoidance of doubt, the transactions contemplated by the Starsys Merger Agreement shall not be deemed a Variable Rate Transaction.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c)  if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders holding a majority of outstanding shares of Series D-1 Preferred Stock and reasonably acceptable to the Corporation.

“Warrant” shall have the meaning set forth in the Purchase Agreement.

(a)           Rules of Construction.  For all purposes of Article IV(D), except as otherwise expressly provided or unless the context otherwise requires:

(i)           the words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation”;

(ii)           pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

(iii)           whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa;

(iv)           the words “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Certificate as a whole and not to any particular Section or other subdivision hereof, or to the Certificate as a whole except as otherwise referenced; and

(v)           all accounting terms shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

2.           Amount and Stated Value.  The number of shares of Series D-1 Preferred Stock shall not be subject to increase without the consent of all of the record holders of the Series D-1 Preferred Stock (each, a “Holder” and collectively, the “Holders”) and when the context so requires, the Holders of any of the Series D Preferred Stock.  Each share of Series D-1 Preferred Stock shall have a stated value equal to $1,000 (the “Stated Value”).

3.           Rank.  The Series D-1 Preferred Stock shall rank (i) before the Corporation’s Common Stock; and (ii) on a parity with the Corporation’s Series C Preferred Stock.  The Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that (i) were outstanding (as predecessor securities of the Corporation’s Colorado predecessor) on the Original Issue Date and (ii) which are explicitly senior or pari passu in rights or liquidation preference to the Series D-1 Preferred Stock, are collectively referred to in this Article IV(D) as the “Junior Securities.”  All equity securities of the Corporation that are of equal rank with the Series D-1 Preferred Stock as to payments of Liquidation Funds, including the Series C Preferred Stock, are collectively referred to in this Article IV(D) as the “Pari Passu Shares.”  All equity securities of the Corporation to which the Series D-1 Preferred Stock ranks junior (whether with respect to liquidation, dissolution, winding up or otherwise), are collectively referred to in this Article IV(D) as the “Senior Securities”.  The respective definitions of Junior Securities, Pari Passu Shares and Senior Securities shall also include any rights, options or warrants exercisable for any of the Junior Securities, Pari Passu Shares and Senior Securities, as the case may be.  The Series D-1 Preferred Stock shall be subject to the creation of Junior Securities, Pari Passu Shares and Senior Securities. Notwithstanding the immediately foregoing, in no event shall the Corporation issue or authorize for issuance any Senior Securities or Pari Passu Shares without the prior express written consent of a majority in interest of the Holders.

4.           Dividends.

(a)  Dividends in Cash or in Kind. Holders of Series D-1 Preferred Stock (which shall include for all dividend accrual and accumulation purposes, on a tacked basis, shares of Series D-1 Amortizing Convertible Perpetual Preferred Stock of the Corporation’s Colorado predecessor) shall be entitled to receive and the Corporation shall pay, cumulative preferential dividends at the rate per share (as a percentage of the Stated Value per share) at the rate per annum equal to LIBOR for the applicable Dividend Period plus 4.0% (subject to increase pursuant to this Section 4(a)) quarterly on each January 1, April 1, July 1 and October 1 (beginning, with respect to the Series D-1 Preferred Stock on the first such date after the Issue Date thereof) and on any Conversion Date thereof (except in each case that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each a “Dividend Payment Date”); provided, however, that commencing with the 6-month anniversary of the Issue Date, the dividend rate on each month’s Monthly Optional Redemption Amount, to the extent the same has not been redeemed pursuant to Section 9(d), shall be increased to 15% effective as of the Monthly Optional Redemption Notice Date; and provided further, that the dividend rate on all outstanding shares of Series D-1 Preferred Stock shall be increased to the greater of 15% and LIBOR plus 10% commencing at the beginning of the 37th month following the Issue Date for such shares of Series D-1 Preferred Stock.  Dividends shall be paid in cash or, if the Equity Conditions have been met, at the Corporation’s option, in shares of Common Stock as set forth in this Section 4(a), or a combination thereof (the dollar amount to be paid in shares of Common Stock, the “Dividend Share Amount”).  If the Corporation shall elect to pay all or any portion of a quarterly dividend in shares of Common Stock, the number of shares to be issued in payment of the Dividend Share Amount to each Holder shall be determined by multiplying the Dividend Share Amount payable to such Holder by 112% and dividing the product obtained by the Dividend Price.  If funds are not legally available for the payment of dividends and the Equity Conditions have not been met then, subject to the late fee referred to below and Section 11, such dividends shall accrue to the next Dividend Payment Date.  The Holders shall have the same rights and remedies with respect to the delivery of any shares in payment of a dividend as if such shares were being issued pursuant to Section 7.  If at any time the Corporation elects to pay dividends in Common Stock, the Corporation must provide the Holders with at least 20 Trading Days’ prior notice of its election to pay a regularly scheduled dividend in Common Stock.  Dividends on the Series D-1 Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily during each Dividend Period, and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.  Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares of Common Stock, then the cash and shares shall be distributed pro rata in respect of each outstanding share of Series D-1 Preferred Stock.  Any dividends, whether paid in cash or shares, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum (or the Maximum Rate, if less), such fees to accrue daily, from the Dividend Payment Date through and including the date of payment.  For the avoidance of doubt, failure to pay a quarterly dividend as provided herein shall constitute a failure to perform a covenant and a breach of the Transaction Documents.  At any time the Corporation delivers a notice to the Holders of its election to pay all or any portion of the dividends in shares of Common Stock, the Corporation shall file a prospectus supplement pursuant to Rule 424 promulgated under the Securities Act disclosing such election.

(b)  So long as any Series D-1 Preferred Stock shall remain outstanding, the Corporation shall not, and shall not cause or permit its Subsidiaries to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities.  So long as any Series D-1 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than dividends or distributions on Series D-1 Preferred Stock or other Pari Passu Shares in proportion to the amount owed thereon) upon, nor shall any distribution be made in respect of, any Junior Securities so long as any dividends due on the Series D-1 Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.  The various series of Series D Preferred Stock shall rank pari passu with each other and the Series C Preferred Stock shall rank pari passu with the various series of Series D Preferred Stock both as to dividends and Liquidation and all such shares shall be Pari Passu Shares.

(c)  The Corporation shall not create any special reserves in the stockholder equity section of its balance sheet or with respect to shares of its capital stock that would limit its ability to pay dividends on the Series D-1 Preferred Stock, and if the Corporation shall, for any reason, become subject to the Corporation law of another jurisdiction or the General Corporation Law of Delaware (or, if the Corporation is subject thereto by virtue of Section 2115 thereof, the California Corporation Code) shall be amended so as to require a reserve from which dividends cannot be paid, the Corporation will not create such a reserve under such circumstances in excess of the minimum required by such law or change.  In addition, the Corporation shall not increase the par value of any of its shares of capital stock outstanding on the Original Issue Date.

5.           Voting Rights.  Except as otherwise provided herein and as otherwise required by law, the Series D-1 Preferred Stock shall have no voting rights. However, so long as any shares of Series D-1 Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series D-1 Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series D-1 Preferred Stock or alter or amend this Article IV(D), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or pari passu with the Series D Preferred Stock (other than each series of Series D Preferred Stock authorized and designated pursuant to the Transaction Documents), (c) amend its Certificate of Incorporation or other charter documents so as to affect adversely any rights of the Holders (for the avoidance of doubt, other than the filing of amendments to the Corporation’s Certificate of Incorporation to file a Certificate of Designations for any other series of Series D Preferred Stock authorized and designated pursuant to the Transaction Documents), (d) increase the authorized number of shares of Series D-1 Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

6.           Liquidation.  Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus (the “Liquidation Funds”), for each share of Series D-1 Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, providedthat, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Series D-1 Preferred Stock and holders of Pari Passu Shares, then each record holder of Series D-1 Preferred Stock and each holder of Pari Passu Shares shall receive a percentage of the Liquidation Funds that is equal to the amount that the full amount of Liquidation Funds otherwise payable to each such holder in accordance with the terms of such shares bears to the full amount of Liquidation Funds otherwise payable to all holders of Series D-1 Preferred Stock and Pari Passu Shares.  A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation.  The Corporation shall mail written notice of any such Liquidation, not less than 45 days before the payment date stated therein, to each Holder.  The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation.

7.           Conversion.

(a)  Conversions at Option of Holder.  Each share of Series D-1 Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in Section 7(c)) determined by dividing the Stated Value of such share of Series D-1 Preferred Stock by the Conversion Price, at the option of the Holder, at any time and from time to time.  Holders shall effect conversions by providing the Corporation with the form of conversion notice in the form provided by the Corporation (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series D-1 Preferred Stock to be converted, the Issue Date of such Series D-1 Preferred Stock, the number of shares of Series D-1 Preferred Stock owned before the conversion at issue, the number of shares of Series D-1 Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be before the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  Shares of Series D-1 Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(b)  Conversion Price.  The conversion price for the Series D Preferred Stock shall be equal to $ 1.48, subject to adjustment herein (the “Conversion Price”).

(c)  Beneficial Ownership Limitation.  The Corporation shall not effect any conversion of the Series D-1 Preferred Stock or otherwise issue shares of Common Stock to any Holder in respect of the Series D-1 Preferred Stock, and a Holder shall not have the right to convert any portion of the Series D-1 Preferred Stock or otherwise receive any shares of Common Stock in respect of the Series D-1 Preferred Stock, to the extent that after giving effect to such conversion and/or issuance, such Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates), as set forth on the applicable Notice of Conversion Form, would beneficially own (1) in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion or issuance and (2) if the Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates) beneficially owns in excess of 4.99% of the number of shares of Common Stock then outstanding or has waived the provisions of this Section 7(c) with respect to the 4.99% limitation only, in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series D-1 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted Stated Value of Series D-1 Preferred Stock beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any other preferred stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 7(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Corporation is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 7(c) applies, the determination of whether the Series D-1 Preferred Stock is convertible (in relation to other securities owned by such Holder together with any affiliates) and of which a portion of the Series D-1 Preferred Stock is convertible shall be in the sole discretion of a Holder, and the submission of a Notice of Conversion shall be deemed to be each Holder’s determination of whether the shares of Series D-1 Preferred Stock may be converted (in relation to other securities owned by such Holder) and of which portion of the Series D-1 Preferred Stock is convertible, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act  and Rule 13d-3 promulgated thereunder.  For purposes of this Section 7(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (x) the Corporation’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other notice by the Corporation or the Corporation’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or issuance of securities of the Corporation, including the shares of Series D-1 Preferred Stock, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 7(c) with respect to either or both of the 4.99% and 9.99% limitations may be waived by such Holder, as to and at the election of such Holder, upon not less than 61 days’ prior notice to the Corporation, and the applicable provisions of this Section 7(c) shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver).  Only the limitation that is specifically waived shall be waived so that a waiver of the 4.99% limitation shall not operate to waive the 9.99% limitation unless specifically set forth in the Holder’s notice of waiver.  The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 7(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended 4.99% or 9.99% beneficial ownership limitation herein contained.  The limitations contained in this paragraph shall apply to a successor Holder of the Series D-1 Preferred Stock.

(d)  Mechanics of Conversion

(i)  Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver or cause to be delivered to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series D-1 Preferred Stock, and (B) a bank check (or at the discretion of the converting Holder, a wire transfer in immediately available funds) in the amount of accrued and unpaid dividends unless the Corporation is entitled and has elected to pay such dividends in shares of Common Stock pursuant to (a) (including the limitations under Section 7(c)), in which event the Corporation shall deliver certificates as aforesaid representing shares of Common Stock in payment of such accrued and unpaid dividends valued at the Dividend Price as if the Conversion Date were the Dividend Payment Date.  After the Effective Date with respect to the Conversion Shares Registration Statement covering the subject Conversion Shares, the Corporation shall, upon request of the Holder, and if the Holder has provided the Corporation with the name of its prime broker that is a participant with the Depository Trust Company System through its Deposit/Withdrawal At Custodian System, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Company.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately restore on the Series D-1 Preferred Stock Register the shares of Series D-1 Preferred Stock tendered for conversion as outstanding in the name of such Holder, and the Holder shall promptly return any Common Stock certificates received in connection with such rescinded conversion.

(ii)  Obligation Absolute; Partial Liquidated Damages.  The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series D-1 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares.  In the event a Holder shall elect to convert any or all of the Stated Value of its Series D-1 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series D-1 Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of Series D-1 Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 7(d)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series D-1 Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered.  Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(iii)  Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 7(d)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series D-1 Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000.  The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series D-1 Preferred Stock as required pursuant to the terms hereof.

(iv)  Reservation of Shares Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series D-1 Preferred Stock and payment of dividends on the Series D-1 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series D-1 Preferred Stock, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 8) upon the conversion of all outstanding shares of Series D-1 Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement with respect to such shares is then effective under the Securities Act, registered for public resale in accordance with such Conversion Shares Registration Statement.

(v)  Fractional Shares.  Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.  If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(vi)  Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of Series D-1 Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series D-1 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

8.           Certain Adjustments.

(a)  Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series D-1 Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Article IV(D) or in respect of any of the Series D Preferred Stock or Pari Passu Shares), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price then in effect shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)  Pro Rata Distributions.  If the Corporation, at any time while Series D-1 Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than Common Stock then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately before the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  An adjustment shall be made under this Section 8(b) whenever any such distribution described in Section 8(b) is made, and such adjustment shall become effective immediately on the date of such distribution.

(c)  Fundamental Transaction. If, at any time while any Series D-1 Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets on a consolidated basis in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of Series D-1 Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately before the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately before such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series D-1 Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder, in exchange for the shares of Series D-1 Preferred Stock, new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 8(c) and insuring that this Series D-1 Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)  Calculations.  All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall exclude treasury shares, if any.

(e)  Notice to Holders.

(i)  Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this Section 8, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)  Notice to Allow Conversion by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights (other than pursuant to a stockholder rights plan provided that under such stockholder rights plan, such rights, before being detached, will be attached to Conversion Shares when issued); (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series D Preferred Stock, and shall cause to be mailed to each Holder at its last address as its shall appear upon the Series D Preferred Stock Register, at least 20 calendar days before the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holders are entitled to convert the Conversion Amount of the Series D-1 Preferred Stock (or any part hereof) during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

9.           Optional Redemption.

(a)  Optional Redemption at Election of Corporation.  Subject to the provisions of this Section 9, at any time after the Original Issue Date, the Corporation may deliver a notice to the Holders (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding shares of Series D-1 Preferred Stock, for an amount, in cash, equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”).  The Optional Redemption Amount is due in full on the Optional Redemption Date.  The Corporation may only effect an Optional Redemption if during the period commencing on the Optional Redemption Notice Date through to the date final payment is made, each of the Equity Conditions (exclusive of clause (viii) of the definition of Equity Conditions) shall have been met and the Corporation shall not have entered into an agreement or understanding for a Change of Control Transaction and there shall have been no public announcement of a Change of Control Transaction.  If any of the Equity Conditions (exclusive of clause (viii) of the definition of Equity Conditions) shall cease to be satisfied at any time during the required period, then each Holder may elect to nullify its respective Optional Redemption Notice by notice to the Corporation within 3 Trading Days after the first day on which any such Equity Condition (exclusive of clause (viii) of the definition of Equity Conditions) has not been met (provided that if, by a provision of the Transaction Documents the Corporation is obligated to notify the Holders of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Corporation) in which case such Optional Redemption Notice shall be null and void, ab initio.  The Corporation covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.  If within six months following an Optional Redemption Date that occurs on or before the expiration of 24 months from the  Original Issue Date a Change of Control Transaction occurs, then the Holders whose Series D-1 Preferred Stock was redeemed on such Optional Redemption Date shall be entitled to be paid an additional amount equal to the amount by which the Optional Redemption Amount paid to such Holder is less than the amount such Holder would have received had such Holder’s Series D-1 Preferred Stock so redeemed been redeemed pursuant to (b) upon the occurrence of such Change of Control Transaction.

(b)  Optional Redemption Upon Change in Treatment.  The Corporation intends to record the Series D-1 Preferred Stock on its balance sheet as stockholder equity in accordance with GAAP.  If the Corporation is required to reclassify all of the value of the Series D-1 Preferred Stock as a liability on its balance sheet by reason of (i) comments from the Commission received after the Original Issue Date; (ii) any literature (rules, interpretations, releases and the like) published by the Commission after the Original Issue Date or (iii) any change in accounting literature made after the Original Issue Date, then the Corporation shall give prompt notice of such event to the Holders.  Within 60 days (or if such 60 day period would expire within the Corporation’s first fiscal quarter in any fiscal year, then within 15 days following the date on which the Corporation makes public its results of operations for the immediately preceding fiscal year) of the giving of such notice, the Corporation may redeem all of the outstanding shares of Series D-1 Preferred Stock for a redemption price per share equal to the Stated Value of such Series D-1 Preferred Stock plus all accrued and unpaid dividends and other amounts due thereon to the date of redemption by delivery within such 60 day period of an Optional Redemption Notice and shall otherwise be redeemed as if it were an Optional Redemption (without regard to any references to Equity Conditions or any references to Change of Control Transactions or the restrictions of Section 12) and references in Section 9(a) and Section 9(c) to Optional Redemption Amount shall be deemed to refer to the redemption amount payable pursuant to this Section 9(b).

(c)  Redemption Procedure.  The payment of cash pursuant to an Optional Redemption shall be made on the Optional Redemption Date.  If any portion of the cash payment for an Optional Redemption shall not be paid by the Corporation by the due date, interest shall accrue thereon at the rate of 18% per annum (or the Maximum Rate, if less) until the payment of the Optional Redemption Amount, plus all amounts owing thereon, is paid in full.  Alternatively, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Corporation given at any time thereafter, to invalidate ab initio such redemption with respect to the shares of Series D-1 Preferred Stock for which the Optional Redemption Amount has not been paid in full, notwithstanding anything herein contained to the contrary and the Corporation shall have no further right to exercise such Optional Redemption (but shall be entitled to a full refund of any Optional Redemption Amounts actually paid in respect of the invalidated redemption).  Notwithstanding anything to the contrary in this Section 9, the Corporation’s determination to redeem shares of Series D-1 Preferred Stock shall be applied among the Holders of the Series D-1 Preferred Stock ratably.  Each Holder may elect to convert shares of Series D-1 Preferred Stock pursuant to Section 7 before actual payment in cash for any redemption under this Section 9 by fax delivery of a Notice of Conversion to the Corporation.

(d)  Optional Monthly Redemptions.  Subject to the provisions of this Section 9, commencing on the 6-month anniversary of the Issue Date of the Series D-1 Preferred Stock, and on each monthly anniversary of such Issue Date (each a “Monthly Optional Redemption Notice Date”), the Corporation may deliver a notice to the Holders (a “Monthly Optional Redemption Notice”) of its irrevocable election to redeem up to the Monthly Optional Redemption Amount of each share of Series D-1 Preferred Stock in cash, or, subject to satisfaction of the Equity Conditions, at the Corporation’s option, in shares of the Corporation’s Common Stock.  Such a redemption shall decrease the Stated Value of each share of Series D-1 Preferred Stock by an amount per share equal to the Monthly Optional Redemption Amount divided by the number of then outstanding Series D-1 Preferred Stock. Except as otherwise provided herein, if at any time the Corporation elects to redeem the Monthly Optional Redemption Amount partially in cash and partially in shares of Common Stock, then such cash and shares shall be distributed ratably among the Holders based upon the number of shares of Series D-1 Preferred Stock held by each Holder.  The number of shares of Common Stock to be issued to each Holder in payment of the Monthly Redemption Amount shall be determined by multiplying the Monthly Optional Redemption Amount to be paid to such Holder in shares of Common Stock by 112% and dividing the product obtained by the Amortization Price.  The date for redemption (the “Monthly Optional Redemption Date”) of each month’s Monthly Redemption Amount shall be the 20th Trading Date following the Monthly Optional Redemption Notice Date.  The Corporation may only effect a monthly optional redemption of Series D-1 Preferred Stock in shares of Common Stock if during the period commencing on the most recent monthly anniversary date of the Issue Date of the Series D-1 Preferred Stock through the date payment is made, each of the Equity Conditions shall have been met.  If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then each Holder may elect to nullify its respective Monthly Optional Redemption Notice by notice to the Corporation within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents the Corporation is obligated to notify the Holders of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Corporation) in which case such Optional Redemption Notice shall be null and void, ab initio.  The Corporation covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the Monthly Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.   Whenever the Stated Value of any Series D-1 Preferred Stock has been reduced to zero, such share shall be deemed cancelled and retired and shall no longer be deemed outstanding.

(e)  Monthly Optional Redemption Procedure.  The selection of Series D-1 Preferred Stock to be redeemed pursuant to a Monthly Optional Redemption Notice and the payment of the Optional Redemption Amount in cash shall be made in accordance with Section 9(c) as if it were an Optional Redemption.  Issuance of shares of Common Stock in payment of any of the Monthly Optional Redemption Amount (and penalties and procedures for failure to deliver such shares) shall be consistent with the issuance of shares upon conversion pursuant to Section 7 treating the Monthly Optional Redemption Date as the Conversion Date.

10.           Forced Conversion. Notwithstanding anything herein to the contrary, if from and after the expiration of 24 months from the Issue Date the VWAP for each Trading Day in any 20 consecutive Trading Day period (“Threshold Period”), which Threshold Period shall have commenced only after such 24 month period, exceeds the then Conversion Price (as adjusted from time to time as provided herein) by 250%, the Corporation may, within 1 Trading Day after any such Threshold Period, deliver a notice to the Holder (a “Forced Conversion Notice” and the date such notice is received by the Holder, the “Forced Conversion Notice Date”) to cause the Holders to immediately convert all or part of the then outstanding shares of Series D-1 Preferred Stock into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series D-1 Preferred Stock by the Conversion Price within 3 Trading Days of the Forced Conversion Notice Date.  The Corporation may only effect a Forced Conversion Notice if during the Threshold Period and until the 3rd Trading Day following the Forced Conversion Notice Date, all of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Forced Conversion Notice shall be null and void, ab initio.  Any Forced Conversions hereunder shall be applied ratably to all Holders based on the number of shares of Series D-1 Preferred Stock held by each Holder.  In no event may the Corporation require conversion of any Series D-1 Preferred Stock of any Holder in excess of the limitations of (c) applicable to such Holder.

11.           Redemption Upon Triggering Events.

(a)  “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)  the failure of the initial Conversion Shares Registration Statement contemplated by Section 2(a) of the Registration Rights Agreement to be declared effective by the Commission on or before the 150th day after the Original Issue Date;

(ii)  the failure of any additional Conversion Shares Registration Statement contemplated by the Registration Rights Agreement to be declared effective by the Commission on or before the 120th day after the Issue Date of any Additional Series D Preferred Stock if applicable or in all other cases, on or before the 120th day after the Filing Date for such additional Conversion Shares Registration Statement;

(iii)  if, during the applicable Effectiveness Period, as that term is defined in each Registration Rights Agreement, the effectiveness of the Conversion Shares Registration Statement lapses for any reason for more than an aggregate of 45 calendar days (which need not be consecutive days) during any 12 month period, or the Holder shall not be permitted to resell Registrable Securities, as that terms is defined in the Registration Rights Agreement, under such Conversion Shares Registration Statement for a period of 15 consecutive Trading Days or more than an aggregate of 45 calendar days (which need not be consecutive days) during any 12 month period, provided, however, that if the lapse of the effectiveness or the lack of availability of the Registration Statement is extended beyond the foregoing time periods as a result of delays by the SEC in the context of a review by the Commission of such Registration Statement (including any post-effective amendments thereto, or any of the Corporation’s periodic reports filed with the Commission) to provide comments to the Corporation or to respond to the Corporation’s responses to the Commission’s comments, then the foregoing time periods may be extended by the number of days attributable to such delays by the Commission up to a maximum of an additional 20 calendar days;

(iv)  the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion of Series D-1 Preferred Stock that comply with the provisions hereof before the 5th Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Series D-1 Preferred Stock in accordance with the terms hereof;

(v)  one of the Events (as defined in the Registration Rights Agreement) described in subsections (i), (ii) or (iii) of Section 2(b) of the Registration Rights Agreement shall not have been cured to the satisfaction of the Holders before the expiration of 30 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from (x) a failure of the initial Conversion Shares Registration Statement to be declared effective by the Commission on or before the 150th day after the Original Issue Date or (y) a failure of any Additional Conversion Shares Registration Statement to be declared effective by the Commission on or before the 120th day after the applicable Issue Date or Filing Date, which shall be covered by Section 11(a)(i);

(vi)  the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 15 days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event within five days of the date due;

(vii)  the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to Holders upon a conversion hereunder;

(viii)  unless specifically addressed elsewhere in this Certificate as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the terms of this Certificate or the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 20 calendar days after the date on which written notice of such failure or breach shall have been given by a Holder to the Corporation provided, however, that if there shall have been a breach of a warranty which is immaterial in nature and amount but cannot be cured, then such breach shall not constitute a Triggering Event;

(ix)  the Corporation shall redeem any Junior Securities;

(x)  the occurrence of a Change of Control Transaction;

(xi)  there shall have occurred a Bankruptcy Event; or

(xii)  the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than 5 Trading Days, which need not be consecutive Trading Days.

(b)  Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to redeem out of funds legally available therefor all of the Series D-1 Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount; provided that in the case of the Triggering Event described in clause (x) of Section 11(a) occurring before the expiration of 36 months from the Original Issue Date, the Triggering Redemption Amount shall be 130% of the Stated Value; and, provided further, that, in the Event of a Triggering Event described in clause (xiii) of Section 11(a), such Holder shall have fully exercised its right to require redemption on or before April 15, 2006.  The Triggering Redemption Amount shall be due and payable within 5 Trading Days of the date on which the notice for the payment therefor is provided by a Holder provided, however, that in the event of a Triggering Event specified in Section 11(a)(xiii), such 5 Trading Day period with respect to any Holder shall begin on the date on which the Corporation shall receive, in addition to such Holder’s notice, all of the then outstanding Preferred Stock Warrants issued to such Holder on the Original Issue Date, together with such forms of assignment or cancellation as the Corporation shall reasonably request from each applicable Holder (the “Triggering Redemption Payment Date”); provided, further that, upon failure of the Corporation to timely pay the Triggering Redemption Amount in respect of a Triggering Event specified in Section 11(a)(xiii), the Corporation shall return all of such Holder’s Preferred Stock Warrants to such Holder until such time as the Corporation shall satisfy in full its obligations under this Section 11(b), as applicable, at which time such Holder shall tender its outstanding Preferred Stock Warrants to the Corporation.  If the Corporation fails to pay the Triggering Redemption Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Corporation will pay interest on any unpaid amount thereof at a rate of 18% per annum (or the Maximum Rate, if less), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.  For purposes of this Section, a share of Series D-1 Preferred Stock is outstanding until such date as the Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount plus all accrued but unpaid dividends and all accrued but unpaid liquidated damages in cash.

12.  Negative Covenants.  So long as any shares of Series D-1 Preferred Stock are outstanding, without the consent of the holders owning of record a majority of the shares of Series D-1 Preferred Stock then outstanding, the Corporation will not and will not permit any of its Subsidiaries to directly or indirectly:

(a)  Except for Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)  Except for Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)  amend its Certificate of Incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder (for the avoidance of doubt, the filing of amendments to the Corporation’s Certificate of Incorporation to file a Certificate of Designations for any other series of Series D Preferred Stock authorized and designated pursuant to the Transaction Documents or Pari Passu Shares pursuant to Section 4.24 of the Purchase Agreement is specifically permitted);

(d)  designate any class or series of capital stock having any rights or preferences senior or pari passu with the rights and preferences of the Series D-1 Preferred Stock except pursuant to Section 4.24 of the Purchase Agreement;

(e)  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents or any other Junior Securities other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents, except for repurchases of equity securities (including cashless exercise of options) issued pursuant to the Corporation’s equity compensation plans and net exercises of the options granted to the Corporation’s executives on December 20, 2005;

(f)  issue any variable priced equity securities or any variable priced equity linked securities or enter into any Variable Rate Transaction except as permitted by Section 4.24 of the Purchase Agreement;

(g)  enter into any agreement with respect to any of the foregoing; or

(h)  pay cash dividends or distributions on any equity securities of the Corporation other than the Series D Preferred Stock, amounts paid as expressly provided herein and in the Transaction Documents and dividends due and paid in the ordinary course on its Pari Passu Shares when the Corporation is in compliance with its payment and other obligations hereunder.

13.           Miscellaneous.

(a)  Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the following facsimile number and address, facsimile number 858.375.1000, Attn: Richard B. Slansky, President, 13855 Stowe Drive, Poway, California 92064 or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the Series D Preferred Stock Register, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder or at such other address as the Holder shall designate by notice given to the Corporation pursuant to this Section 13(a).  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section before 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)  Absolute Obligation.  Except as expressly provided herein, no provision of this Certificate shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on the shares of Series D-1 Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)  Series D Preferred Stock Register.  The Series D-1 Preferred Stock shall be issued without certificates.  The Corporation shall maintain a register for the Series D-1 Preferred Stock and all other Series D Preferred Stock at its principal executive office in which it shall record the issuance of all shares of Series D Preferred Stock, the name and address of each record Holder of Series D Preferred Stock, all issuances and transfers of Series D Preferred Stock, all adjustments to the Stated Value of Series D Preferred Stock converted by any Holder and the dates of such conversion, the payment of dividends thereon and notations with respect to the restrictions on transfer of any shares of Series D Preferred Stock pursuant to the Purchase Agreement or Registration Rights Agreement and such other information as the Corporation shall deem appropriate to evidence the outstanding Series D Preferred Stock from time to time (the “Series D Preferred Stock Register”).  In the event of any dispute or discrepancy in the number of outstanding shares of Series D Preferred Stock to which each Holder is entitled, the Series D Preferred Stock Register shall be controlling absent manifest error.  Within one Trading Day of a request by any Holder, the Corporation shall advise and confirm to a Holder the number of shares of Series D Preferred Stock registered in the name of the Holder, the Stated Value of such Series D Preferred Stock and the aggregate Stated Value of all outstanding Series D Preferred Stock.  The Corporation may treat the Person in whose name any Series D Preferred Stock is registered on the Series D Preferred Stock Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(d)  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a day when banks are open for business in New York (such day, a “Business Day”), such payment shall be made on the next succeeding Business Day.

ARTICLE V

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors.

ARTICLE VI

Subject to the rights of any class or series of stock then outstanding, newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, provided, however, that except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate or the DGCL (including any Certificate of Designation relating to any Preferred Stock).

The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VIII

           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon the Board of Directors by statute or by this Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

ARTICLE IX

The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation (subject to any limitations which may be included, by Board of Directors action, in the Bylaws themselves).  The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that that the stockholders may not amend or repeal the indemnification/advancement provisions of the Bylaws except by a 75% supermajority vote.

The Corporation reserves the right to amend or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that notwithstanding and in addition to any other provision of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, a 75% supermajority vote of stockholders shall be required to amend or repeal this Article IX, and provided, further, that notwithstanding anything in this Article IX to the contrary, so long as any shares of Series D-1 Preferred Stock are outstanding, the amendment or repeal of this Certificate shall be subject to the provisions of Section 5 of Article IV(D) and Section 12 of Article IV(D).

ARTICLE X

 To the fullest extent permitted by the DGCL, as the DGCL may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director first occurring before such repeal or modification.

ARTICLE XI

To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors and officers (and is authorized to provide indemnification of, and advancement of expenses to, any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such directors and officers or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

Any repeal or modification of any of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer or other person existing at the time of such repeal or modification.

Executed this 15th day of June, 2007.

  /s/ Richard B. Slansky
Richard B. Slansky, Incorporator